Exhibit 23.1



CONSENT OF INDEPENDENT PUBLIC ACCOUNTS


As independent public accountants, we hereby consent to the inclusion in the Form S-2 Registration Statement for Resource Bankshares Corporation of our report, dated January 30, 1998, on the financial statements of Resource Bank for the years ended December 31, 1997 and 1996, and to the reference to our firm in the "Experts Section" of the Form S-2 Registration Statement.


                                        /s/  Goodman & Company, L.L.P.

One Commercial Place
Norfolk, Virginia
January 8, 1999